Exhibit 99.1

FOR IMMEDIATE RELEASE

1500 Crittenden Lane

Mountain View, CA 94043

Telephone 650.960.1980 sgi.com

MEDIA CONTACT

Caroline Japic

caroline@sgi.com

650.933.7210

INVESTOR CONTACT Beth Howe

bhowe@sgi.com

650.933.8279

SGI PR HOTLINE 650.933.7777

SGI PR FACSIMILE 650.933.0283

SGI REPORTS PRELIMINARY THIRD QUARTER FINANCIAL RESULTS

MOUNTAIN VIEW, Calif. (April 25, 2006)—Silicon Graphics (OTC: SGID), a leader in high performance computing today announced preliminary financial results for its third fiscal quarter ended March 31, 2006.

Based on preliminary data available at this time, the Company expects revenue of approximately $108 million for the third fiscal quarter as compared to its guidance of $140 million to $160 million. The Company’s cost reduction initiatives continue to be on track, although there continue to be significant restructuring and professional advisory fees associated with the turnaround efforts.

Unrestricted cash, cash equivalents and marketable investments on March 31, 2006 were relatively flat at approximately $65 million.

The Company attributes the revenue shortfall to delays in gaining final acceptance on certain customer installations and reduced revenue from its stand-alone visualization products due to the March announcement that the Company was ceasing further development activities for these products. In addition, executive management changes and heightened media coverage on the Company’s future contributed to delays in customer funding and overall lower demand.

“The revenue results are clearly unacceptable,” said Dennis McKenna, chairman and CEO of SGI. “Since I joined the Company less than 90 days ago, we have redefined our strategies and approaches across markets, geographies, and products. The intent of these efforts is to reposition the Company to address 80% of our customers’ spend versus the 20% we address today. We know where we want to go. We are redefining our business metrics and performance criteria and the associated accountability. We should begin to see the benefits of these efforts in our Q1FY07 quarterly results.”

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SGI Reports Preliminary Third Quarter FY06 Financial Results/2

SGI will release its final results for the third fiscal quarter 2006 on Tuesday, May 9, 2006 with a conference call scheduled for 2 p.m. to provide additional details. The call will be available via SGI’s Investor Relations website at www.sgi.com/investors or by dialing 866-550-6338 or 347-284-6930.
Forward-Looking Statements

This news release contains forward-looking statements relating to future events or expected financial performance that involve risks and uncertainties. The company’s future results could differ materially from the expectations discussed herein. Factors that might cause such a difference include risks associated with the timely development, production and acceptance of new products and services; increased competition; dependence on third party partners and suppliers; the failure to achieve expected product mix and revenue levels; failure to manage costs and generate improved operating results and cash flows; failure to maintain compliance with debt covenants; and failure to maintain adequate cash resources for the operation of the business. These and other risks are detailed from time to time in SGI’s periodic reports that are filed with the Securities and Exchange Commission, including SGI’s quarterly report on Form 10-Q for the quarter ended December 30, 2005. Silicon Graphics is under no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information, future events or otherwise.

SILICON GRAPHICS | The Source of Innovation and Discovery™

SGI, also known as Silicon Graphics, Inc. (OTC: SGID), is a leader in high-performance computing. SGI helps customers solve their computing challenges, whether it’s sharing images to aid in brain surgery, finding oil more efficiently, studying global climate, providing technologies for homeland security and defense, enabling the transition from analog to digital broadcasting, or helping enterprises manage large data. With offices worldwide, the company is headquartered in Mountain View, Calif., and can be found on the Web at www.sgi.com.

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